As filed with the Securities and Exchange Commission on August 13 , 2012

Registration No. 333-180449

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.  5 to
Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	56-2590442 (I.R.S. Employer Identification No.)

65 Commerce Way
Hackensack, New Jersey  07601
(201) 478-5552
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam S. Grossman
President and Chief Executive Officer
ADMA BIOLOGICS, INC.
65 Commerce Way
Hackensack, New Jersey,  07601
(201) 478-5552
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Baumel Roland S. Chase SNR Denton US LLP 101 JFK Parkway Short Hills, NJ 07078

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.

EXPENSE	AMOUNT

Registration Fees	$2,594.98

Legal Fees and Expenses	100,000

Accounting Fees and Expenses	30,000

Miscellaneous Fees and Expenses	30,000

Total	$162,598.98

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation and bylaws furthermore state that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Delaware law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Sales of unregistered securities by Former ADMA since January 1, 2008 are described in the section “Recent Financings” in the prospectus to which this registration statement relates.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1 (1)	Agreement and Plan of Merger, dated February 13, 2012, among R&R Acquisition VI, Inc., ADMA Biologics, Inc. and ADMA Acquisition Sub, Inc.

2.2 (1)	Certificate of Merger, dated February 13, 2012, merging ADMA Acquisition Sub, Inc. with and into ADMA Biologics, Inc.

3.1 (1)	Certificate of Incorporation of R&R Acquisition VI, Inc., as amended.

3.2
Bylaws of R&R Acquisition VI, Inc.   Incorporated by reference to Exhibit 3.2 to R&R Acquisition VI, Inc.’s registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on July 10, 2006.

4.1 (2)	Specimen Common Stock Certificate

4.2 (1)	Form of Placement Agent Warrant

5.1	Opinion of SNR Denton US LLP. Previously filed.

10.1* (2)	2007 Employee Stock Option Plan (as amended)

10.2 (1)	Form of Securities Purchase Agreement, dated as of February 13, 2012, between ADMA Biologics, Inc. and each purchaser identified on the signature pages thereto

10.3 (1)	Form of Registration Rights Agreement, dated as of February 13, 2012, between R&R Acquisition VI, Inc. and each of the several purchasers signatory thereto

10.4 (1)	Amended and Restated Placement Agency Agreement, dated February 12, 2012, between ADMA Biologics, Inc. and Rodman & Renshaw, LLC

10.5 (2)	Form of Lockup Agreement

10.6* (1)	Employment Agreement, dated February 13, 2012, by and between ADMA Biologics, Inc. and Adam Grossman

10.7 (1)	Investors’ Rights Agreement, dated July 17, 2007, by and among the Company and each of the investors listed on Schedule A thereto

10.8+ (1)	Manufacturing Agreement, dated as of October 23, 2006, by and between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc., as amended

10.9+ (1)	Plasma Purchase Agreement, dated as of November 17, 2011, between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc.

10.10 (2)	Agreement for Services between the Company and Areth Inc., dated July 23, 2007.

10.11 (1)
Agreement of Lease between the Company and C1VF I-GA1W15-W23, LLC (DCT Holdings), effective June 1, 2008 and confirmed on November 13, 2008, for the premises located at 6290 Jimmy Carter Boulevard, Suite 206-208, Norcross, Georgia.

10.12 (1)	Form of Indemnification Agreement

10.13 (3)	Employment Agreement, dated as of April 30, 2012, by and between ADMA Biologics, Inc. and Brian Lenz.

10.14 (4)	Modification and Release Agreement dated June 15, 2012, between ADMA Biologics, Inc and Rodman & Renshaw, LLC

10.16+	Testing Services Agreement, dated June 7, 2012, between ADMA and Quest Diagnostics Clinical Laboratories, Inc. Previously filed.

10.17+	Plasma Supply Agreement, dated June 22, 2012, between ADMA and Biotest. Previously filed.

10.18*	Employment Agreement, dated July 18, 2012, by and among the Company and James Mond. Previously filed.

16.1 (1)	Letter from Sherb & Co, LLP regarding change in certifying accountants

21.1 (2)	Subsidiaries of Registrant

23.1	Consent of J.H. Cohn LLP

23.2	Consent of SNR Denton US LLP (contained in their opinion included under Exhibit 5.1)

24.1	Power of Attorney (with respect to every signatory other than Brian Lenz and Lawrence Guiheen, contained on the signature page of the registration statement on Form S-1 as filed on March 29, 2012; with respect to Brian Lenz, contained on the signature page of amendment no.1 to Form S-1 as filed on May 8, 2012 and with respect to Mr. Guiheen, contained on the signature page of Amendment no. 4 to Form S-1 as filed on August 10, 2012 .)

101           Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, (iv) the Consolidated Statement of Shareholders Equity and (v) the Notes to the Consolidated Financial Statements. **

101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

+           Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and submitted separately to the SEC.

*           Management compensatory plan, contract or arrangement.

**           Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(1)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 13 2012.

(2)	Incorporated herein by reference to the Company’s Current Report on Form 8-K/A filed with the Commission on March 29, 2012.

(3)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2012.

(4)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2012.

(5)	Incorporated herein by reference to the Amendment No. 3 to the Company's current report on Form 8-K filed with the Commision on June 22, 2012.

Item 17. Undertakings.

(A)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Hackensack, State of New Jersey on August 13 , 2012.

ADMA Biologics, Inc.

By:	/s/ Adam S. Grossman
Name:	Adam S. Grossman
Title:	President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

*
Dr. Jerrold B. Grossman	Vice Chairman of the Board of Directors	August 13 , 2012

/s/ Adam S. Grossman	Director, President, and Chief Executive
Adam S. Grossman	Officer (Principal Executive Officer)	August 13 , 2012

*
Steven A. Elms	Chairman of the Board of Directors	August 13 , 2012

/s/ Brian Lenz	Chief Financial Officer (Principal Financial	August 13 , 2012
Brian Lenz	Officer and Principal Accounting Officer)

*
Dov A. Goldstein	Director	August 13 , 2012

*
Eric I. Richman	Director	August 13 , 2012

*
Bryant E. Fong	Director	August 13 , 2012

*	Director	August 13, 2012
Lawrence P. Guiheen

* /s/ Adam S. Grossman
Adam S. Grossman
as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
2.1 (1)	Agreement and Plan of Merger, dated February 13, 2012, among R&R Acquisition VI, Inc., ADMA Biologics, Inc. and ADMA Acquisition Sub, Inc.

2.2 (1)	Certificate of Merger, dated February 13, 2012, merging ADMA Acquisition Sub, Inc. with and into ADMA Biologics, Inc.

3.1 (1)	Certificate of Incorporation of R&R Acquisition VI, Inc., as amended.

3.2
Bylaws of R&R Acquisition VI, Inc.   Incorporated by reference to Exhibit 3.2 to R&R Acquisition VI, Inc.’s registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on July 10, 2006.

4.1 (2)	Specimen Common Stock Certificate

4.2 (1)	Form of Placement Agent Warrant

5.1	Opinion of SNR Denton US LLP. Previously filed.

10.1*(2)	2007 Employee Stock Option Plan (as amended)

10.2 (1)	Form of Securities Purchase Agreement, dated as of February 13, 2012, between ADMA Biologics, Inc. and each purchaser identified on the signature pages thereto

10.3 (1)	Form of Registration Rights Agreement, dated as of February 13, 2012, between R&R Acquisition VI, Inc. and each of the several purchasers signatory thereto

10.4 (1)	Amended and Restated Placement Agency Agreement, dated February 12, 2012, between ADMA Biologics, Inc. and Rodman & Renshaw, LLC

10.5 (2)	Form of Lockup Agreement

10.6* (1)	Employment Agreement, dated February 13, 2012, by and between ADMA Biologics, Inc. and Adam Grossman

10.7 (1)	Investors’ Rights Agreement, dated July 17, 2007, by and among the Company and each of the investors listed on Schedule A thereto

10.8+ (5)	Manufacturing Agreement, dated as of October 23, 2006, by and between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc., as amended

10.9+ (5)	Plasma Purchase Agreement, dated as of November 17, 2011, between Biotest Pharmaceuticals Corporation and ADMA Biologics, Inc.

10.10 (1)	Agreement for Services between the Company and Areth Inc., dated July 23, 2007.

10.11 (1)
Agreement of Lease between the Company and C1VF I-GA1W15-W23, LLC (DCT Holdings), effective June 1, 2008 and confirmed on November 13, 2008, for the premises located at 6290 Jimmy Carter Boulevard, Suite 206-208, Norcross, Georgia.

10.12 (1)	Form of Indemnification Agreement

10.13 (3)	Employment Agreement, dated as of April 30, 2012, by and between ADMA Biologics, Inc. and Brian Lenz.

10.14 (4)	Modification and Release Agreement dated June 15, 2012, between ADMA Biologics, Inc and Rodman & Renshaw, LLC

10.16+	Testing Services Agreement, dated June 7, 2012, between ADMA and Quest Diagnostics Clinical Laboratories, Inc. Previously filed.

10.17+	Plasma Supply Agreement, dated June 22, 2012, between ADMA and Biotest. Previously filed.

10.18*	Employment Agreement, dated July 18, 2012, by and among the Company and James Mond. Previously filed.

16.1 (1)	Letter from Sherb & Co, LLP regarding change in certifying accountants

21.1 (2)	Subsidiaries of Registrant

23.1	Consent of J.H. Cohn LLP

23.2	Consent of SNR Denton US LLP (contained in their opinion included under Exhibit 5.1)

24.1	Power of Attorney (with respect to every signatory other than Brian Lenz and Lawrence Guiheen, contained on the signature page of the registration statement on Form S-1 as filed on March 29, 2012; with respect to Brian Lenz, contained on the signature page of amendment no.1 to Form S-1 as filed on May 8, 2012 and with respect to Mr. Guiheen, contained on the signature page of Amendment no. 4 to Form S-1 as filed on August 10, 2012 .)

101           Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, (iv) the Consolidated Statement of Shareholders Equity  and (v) the Notes to the Consolidated Financial Statements.**

101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

+           Confidential treatment requested as to certain portions of this exhibit.  Such portions have been redacted and submitted separately to the SEC.

*           Management compensatory plan, contract or arrangement.

**           Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(1)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2012.

(2)	Incorporated herein by reference to the Company’s Current Report on Form 8-K/A filed with the Commission on March 29, 2012.

(3)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2012.

(4)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2012.

(5)	Incorporated herein by reference to the Amendment No. 3 to the Company's current report on Form 8-K filed with the Commision on June 22, 2012.